FUND ACCOUNTING SERVICING AGREEMENT

This contract between T.O. Richardson Trust, a Massachusetts business trust, hereinafter called the "Trust," and Firstar Mutual Fund Services, LLC, a Wisconsin corporation, hereinafter called "FMFS," is entered into on this 21 day of December 1998.

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940; and

WHEREAS, FMFS is in the business of providing, among other things, mutual fund accounting services to investment companies;

NOW, THEREFORE, the parties do mutually promise and agree as follows:

1. Services. FMFS agrees to provide the following mutual fund accounting services to the Trust:

         A.         Portfolio Accounting Services:

                  (1) Maintain portfolio records on a trade date +1 basis using security trade information communicated from the investment manager on a timely basis.

                  (2) For each valuation date, obtain prices from a pricing source approved by the Board of Trustees and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Trustee shall approve, in good faith, the method for determining the fair value for such securities.

                  (3) Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for the accounting period.

                  (4) Determine gain/loss on security sales and identify them as to short or long-term status; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

         B.       Expense Accrual and Payment Services:

                  (1)      For  each  valuation  date,   calculate  the  expense
                           accrual amounts as directed by the Trust as to methodology, rate or dollar amount.

               (2) Record payments for Trust expenses upon receipt of written authorization from the Trust.

                  (3) Account for fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by FMFS and the Trust.

                  (4) Provide the necessary financial information to support the taxable components of income and capital gains distributions to the transfer agent to support tax reporting to the shareholders.

         E.       Compliance Control Services:

                  (1) Support reporting to regulatory bodies and support financial statement preparation by making the fund accounting records available to the Trust, the Securities and Exchange Commission, and the outside auditors.

               (2) Maintain accounting records according to the Investment Company Act of 1940 and regulations provided thereunder.

2. Pricing of Securities. For each valuation date, obtain prices from a pricing source selected by FMFS but approved by the Trust's Board and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Trust's Board shall approve, in good faith, the method for determining the fair value for such securities.

          If the Trust desires to provide a price which varies from the pricing source, the Trust shall promptly notify and supply FMFS with the valuation of any such security on each valuation date. All pricing changes made by the Trust will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

3. Changes in Accounting Procedures. Any resolution passed by the Trust's Board that affects accounting practices and procedures under this agreement shall be effective upon written receipt and acceptance by the FMFS.

4. Changes in Equipment, Systems, Service, Etc. FMFS reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to the Trust under this Agreement.

5. Compensation. FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time.

6.       Performance of Service.

          A. FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss resulting from FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Trustees of the Trust.

                           In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

                           Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

     B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Trust may be asked to indemnify or hold FMFS harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FMFS will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend FMFS against any claim which may be the subject of this indemnification. In the event that the Trust so elects, it will so notify FMFS and thereupon the Trust shall take over complete defense of the claim, and FMFS shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FMFS shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify FMFS except with the Trust's prior written consent.

         C. FMFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fee which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

7. Records. FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and as agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular,
     Section 31 of The Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules thereunder. FMFS agrees that all records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Trust on and in accordance with its request.

8. Confidentiality. FMFS shall handle in confidence all information relating to the Trusts' business which is received by FMFS during the course of rendering any service hereunder.

9. Data Necessary to Perform Services. The Trust or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

10. Notification of Error. The Trust will notify FMFS of any balancing or control error caused by FMFS within three (3) business days after receipt of any reports rendered by FMFS to the Trust, or within three (3) business days after discovery of any error or omission not covered by the balancing or control procedure, or within three (3) business days of receiving notice from any shareholder.

11. Additional Series. In the event that the Fund establishes one or more series of shares with respect to which it desires to have FMFS render accounting services, under the terms hereof, it shall so notify FMFS in writing, and if FMFS agrees in writing to provide services, such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FMFS on a discrete basis. The portfolio currently covered by this Agreement is: T.O. Richardson Sector Rotation Fund.

12. Term of Agreement. This Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be replaced or modified by a subsequent agreement between the parties.

13. Duties in the Event of Termination. In the event that in connection with termination a Successor to any of FMFS's duties or responsibilities hereunder is designated by the Fund by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Fund, transfer to such Successor all relevant books, records, correspondence and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which FMFS has maintained the same, the Fund shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records and other data by such successor.

14. Notices. Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FMFS shall be sent to Firstar Trust Company Mutual Fund Services, 615 East Michigan Street, Milwaukee, WI 53202, Attention: and notice to Trust shall be sent to T.O. Richardson Trust, Two Bridgewater Road, Farmington, CT 06032, Attention: Samuel Bailey, Jr.

15. Choice of Law. This Agreement shall be construed in accordance with the laws of the State of Wisconsin.

16. Notice. The name T.O. Richardson Trust is the designation of the Trustees under the Declaration of Trust, dated June 2, 1998, as amended from time to time. The Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust, but the Trust's property only shall be bound.

    IN WITNESS WHEREOF, the due execution hereof on the date first above written.

                                            Firstar Mutual Fund Services, LLC


                                            By: /s/ Joe D. Redwine
                                            ------------------------------------
                                            Joe D. Redwine


                                            T.O. Richardson Trust

                                            By: /s/ Samuel Bailey, Jr.
                                            ------------------------------------
                                            Samuel Bailey, Jr.

                                          Shareholder Accounting Services
                                                   No-Load Funds

                                                Annual Fee Schedule

o        $14.00 per shareholder account

o Minimum annual fee of $27,000 for the first fund and $15,000 for each additional fund and class of share.

o        Plus out-of-pocket expenses, including but not limited to:

         o    Telephone - toll-free lines

         o    Postage
         o    Programming

         o Stationary/envelopes o Mailing o Insurance o Proxies o Retention of records o Microfilm/fiche of records o Special reports

         o    All other out-of-pocket expenses
         o    ACH fees

o        Fees are billed monthly

                                          Shareholder Accounting Services
                                       Automatic Investment Plan Processing

                                                    ACH Service

o        Automatic Investment Plan

o        Telephone Purchase, Liquidation

o        EFT Payments of Dividends, Capital Gains, SWP's

o        $125.00 per month per fund group

         o    $0.50 per account set-up and/or change

         o    $0.50 per item for AIP purchases

         o    $0.50 per item for EFT payments, purchases

         o    $3.50 per correction, reversal, or return item

o        Fees are billed monthly

                                           Fund Valuation and Accounting
                                                Domestic Portfolios
                                                Annual Fee Schedule

Fixed Income Funds

o Annual fee per fund based on market value of assets:

                                 o     $28,000 for the first $40,000,000
                                 o     2/100 of 1% (1 basis point) on
                                       the next $200,000,000
                                 o     5/1000 of 1% (1/2 basis point) on
                                       the balance
                                 o     25% of annual minimum for each
                                       class of share

o        Out-of-pocket expenses, including daily pricing service

Money Market Funds

   o                      Annual  fee per  fund
                          based on market value
                          of assets:

                                o     $25,300 for the first $40,000,000
                                o     1/100 of 1% (1 basis point) on
                                      the nest $200,000,000
                                o     5/1000 of 1% (1/2 basis point) on
                                      the balance
                                o     25% of annual minimum for each
                                      class of share

   o                      Out-of-pocket expenses, including daily
                          pricing service

MoneyMarket Funds

  o                                            Annual  fee per  fund
                                               based on market value
                                               of assets:

                                   o     $28,500 of the first $40,000,000
                                   o     1/100 of 1% (1 basis point) on
                                         the nest $200,000,000

                                     o     5/1000 of 1% (1/2 basis point) on
                                           the balance
                                     o     25% of annual minimum for each
                                           class of share

 o                                  Out-of-pocket expenses, including daily
                                    pricing service


All fees and out-of-pocket expenses are billed monthly.

                                           Fund Valuation and Accounting
                                                Asset Pricing Cost

                                                  Charge per Item per Valuation

  Asset Type                                     (daily, weekly, etc.)

Domestic and Canadian Equities                           $0.15
(NYSE, OTC)

Options                                                  $0.15

Corporate/Government/Agency Bonds                        $0.50

CMOs                                                     $0.80

International Equities and Bonds                         $0.50

Municipal Bonds                                          $0.80

Money Market Instruments                                 $0.80





                                         Pricing costs are billed monthly.

                                                           Mutual Fund Services

                                           Fund Valuation and Accounting
                                                Domestic Portfolios
                                                Annual Fee Schedule

Domestic Equity Funds

o Annual fee per fund based on market value of assets: $30,000 for the first $100,000,000 1.25 basis points (.000125) on the next $200,000,000 3/4 basis point (.000075) on the balance 25% of annual minimum for each class of share

o Not included are out-of-pocket expenses, such as but not limited to daily pricing services




Fixed Income Funds

o Annual fee per fund based on market value of assets: $39,000 for the first $100,000,000 2 basis points (.0002) on the next $200,000,000 1 basis point
     (.0001) on the balance 25% of annual minimum for each class of share

o Not included are out-of-pocket expenses, such as but not limited to daily pricing services




Taxable
Money Market Funds

o Annual fee per fund based on market value of assets: $39,000 for the first $100,000,000 1 basis point on the next $200,000,000 1/2 basis point on the balance 25% of annual minimum for each class of share

o Not included are out-of-pocket expenses, such as but not limited to daily pricing services





            All fees and  out-of-pocket  expenses  are  billed monthly.

                                                                         FIRSTAR

                                                            Mutual Fund Services

                                           Fund Valuation and Accounting
                                                Asset Pricing Cost

                                                  Charge per Item per Valuation

Asset Type                                             (daily, weekly, etc.)



Domestic and Canadian Equities                                  $0.15
(NYSE, OTC)



Options                                                         $0.15



Corporate/Government/Agency Bonds                               $0.50



CMOs                                                            $0.80



International Equities and Bonds                                $0.50



Municipal Bonds                                                 $0.80



Money Market Instruments                                        $0.80



Mutual Funds                                                    $125/fund/mo.


                                  Pricing costs are billed monthly.